UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

COMSCORE INC.

(Exact name of registrant as specified in its charter)

Delaware	54-1955550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11950 Democracy Drive, Suite 600, Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

comScore, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.001 per share (“Common Stock”), contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-141740), as originally filed with the Securities and Exchange Commission (the “Commission”) on April 2, 2007 and subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement and filed separately by the Registrant with the Commission on June 28, 2007 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The Registrant has applied to list the Common Stock on The Nasdaq Global Select Market of The Nasdaq Stock Market LLC under the trading symbol “SCOR.”

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Global Select Market and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

comScore, Inc.

Date: May 30, 2018	By:	/s/ Carol A. DiBattiste
	Name:	Carol A. DiBattiste
	Title:	General Counsel & Chief Compliance, Privacy and People Officer